UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 29, 2005 (April 25, 2005)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

14 Piedmont Center, Suite 1400, Atlanta, Georgia		30305

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
Item 9.01 - Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 RESTRICTED STOCK AWARD
EX-10.2 FORM OF RESTRICTED STOCK AWARD

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

     On April 25, 2005, the registrant granted restricted shares of its Class A Common Stock, $.01 par value, to certain officers, including each of its executive officers named in the Summary Compensation Table in the registrant’s Proxy Statement filed with the SEC on April 1, 2005. Specifically, the registrant granted 250,000 restricted shares to Lewis W. Dickey, Jr., Chairman, President and Chief Executive Officer, 33,333 restricted shares to Martin R. Gausvik, Executive Vice President, Chief Financial Officer and Treasurer, 25,000 restricted shares to John G. Pinch, Executive Vice President and Chief Operating Officer, and 66,667 restricted shares to John W. Dickey, Executive Vice President. The restricted shares were granted pursuant to the Cumulus Media Inc. 2004 Equity Incentive Plan, and are subject to the continued employment of the recipient for a specified period of time. One half of Mr. L. Dickey’s restricted shares are also subject to performance measures as well as continued employment.

     A copy of Mr. L. Dickey’s Restricted Stock Agreement and a copy of the Form of Restricted Stock Agreement used in connection with the grants made to the other executive officers listed above are each filed as an exhibit to this current report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Restricted Stock Award, effective as of April 25, 2005, between Cumulus Media Inc. and Lewis W. Dickey, Jr.

10.2	Form of Restricted Stock Award

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President and Chief Financial Officer

Date: April 29, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restricted Stock Award, effective as of April 25, 2005, between Cumulus Media Inc. and Lewis W. Dickey, Jr.

10.2	Form of Restricted Stock Award